EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the 2002 Stock Option Plan of The Coca-Cola Company and to the incorporation by reference therein of our reports dated January 25, 2002, with respect to the consolidated financial statements of The Coca-Cola Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                        /s/ Ernst & Young LLP


Atlanta, Georgia
May 8, 2002